Exhibit 99.1

SWK Holdings Announces Reconstitution of Board of Directors with New Appointments

Dallas, TX, February 16, 2022 – SWK Holdings Corporation (Nasdaq: SWKH), a life sciences focused specialty finance company catering to small- and mid-sized commercial-stage companies, today announced the reconstitution of the Company’s Board of Directors with three new appointments. Effective February 15, 2021, Wendy DiCicco and Robert K. Hatcher were appointed as independent directors, joining, Laurie Dotter, who was appointed as an independent director on February 9, 2022, and previous Board members, Winston Black, Chairman and CEO of SWK Holdings, and Marcus Pennington.

Ms. DiCicco, Ms. Dotter, and Mr. Hatcher will serve on the Board’s Audit, Compensation and Governance Committees.

“Wendy, Laurie, and Robert bring to SWK extensive financial, investing, and operational experience, which will be critical to our growth and long-term success,” stated Mr. Black. “On behalf of the Board, I am pleased to welcome our new directors and look forward to benefitting from their knowledge and expertise as we seek to grow the company and capitalize on market dynamics that align well with our financial offerings and business strategy.”

Ms. DiCicco is an independent financial and board advisor to companies in the life sciences industry, often serving in the role of interim Chief Financial Officer. Ms. DiCicco has served as Renovacor’s Interim Chief Financial Officer since September 2019. She currently serves as an executive board advisory consultant for Board Advantage, LLC, a provider of advisory services to senior executive teams and boards of directors. Prior to starting Board Advantage in November 2018, she was the Chief Operating and Financial Officer of Centinel Spine from August 2017 to October 2018 and previously served as President and Chief Operating Officer of Camber Spine Technologies from November 2014 to July 2017. In addition, Ms. DiCicco has held Chief Financial Officer roles at Nuron Biotech, Quench USA, Globus Medical and Kensey Nash Corporation. Ms. DiCicco has served on the boards of directors of Sincerus Pharmaceuticals since July 2021, Imvax, Inc. since July 2020, ExpressCells since March 2020, and EyePoint Pharmaceuticals since July 2019. She previously served on the boards of directors of II-VI, Inc. from 2006 until August 2017, CannaPharma Rx from March 2015 until July 2016 as well as the board of Syncardia Systems. Her career started in public accounting at Deloitte & Touche in 1990. Ms. DiCicco received a B.S. in accounting from Philadelphia College of Textiles and Science and is a CPA (inactive). She is also an appointed Board Leadership Fellow and Corporate Governance Fellow of the National Association of Corporate Directors.

Ms. Dotter has served in executive leadership roles in several investment companies that delivered attractive investment returns on commercial real estate operating companies, development and management companies, and portfolios requiring repositioning to enhance value. Ms. Dotter has served as an investment advisory board member at Employee Retirement System of Texas, since 2019, and Texas Treasury Safekeeping Trust Company, since 2009. Ms. Dotter has also served as a member of the Board of Directors of Stratus Properties Inc., a diversified real estate company engaged primarily in the acquisition, development and sale of real estate properties since 2021 and Lifespace Communities, Inc., a not-for-profit organization that owns and operates senior living communities, and its predecessor since 2018. From 2010 to 2016, she served as President of Transwestern Investment Group, and then as the founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. Ms. Dotter also served as an executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Ms. Dotter worked as the director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998; and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Ms. Dotter currently serves as an Advisor at Dottid, a company focused on developing comprehensive work flow technology to maximize revenue generation for commercial real estate. From 2020 to 2021, she was an Advisor to the Investment Committee of the Board of Children’s Health System of Texas, providing interim investment portfolio oversight and a review of the System’s governance framework. Ms. Dotter served as a member of the Board of Directors of Parkway Properties (“Parkway”), a national commercial real estate company, from 2010 to 2016, where she served as the Chair of Parkway’s audit committee and a member of its compensation committee. She was elected by her peers to serve as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Ms. Dotter received her Bachelor’s degree in Business Administration from Texas A&M University and also holds a CPA license in the State of Texas.

Mr. Hatcher currently serves as the Chairman of Avalon Advisors. Mr. Hatcher previously served as the President and CEO of Cockrell Interests, Pinto Investment Partners LP and Pinto Trust Company and as Chairman of the Finance Advisory Committee for PTV Healthcare Capital and Pinto America Growth Fund. Prior to Cockrell Interests, Mr. Hatcher founded and served as Managing Director of Citywest Ventures. He also serves on the Board and Executive Committee of Camp Aranzazu. Mr. Hatcher served as an Adjunct Professor at the Jones Graduate School of Business at Rice University and is a member of World Presidents’ Organization and Chief Executives Organization. Mr. Hatcher holds an M.B.A. and J.D. from Tulane University, as well as a B.B.A. from Southern Methodist University.

About SWK Holdings:

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris BioPharma, whose core Peptelligence® and ProPerma® drug delivery technologies creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Jason Rando (Media)

Tiberend Strategic Advisors, Inc.

jrando@tiberend.com

Lisa Sher (Investors)

lsher@tiberend.com